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                                                                     Exhibit 5.1


                                December 27, 2001



Solectron Corporation
777 Gibraltar Drive
Milpitas, California 95035


      RE:   SOLECTRON CORPORATION -- PUBLIC OFFERING OF
            7.25% ADJUSTABLE CONVERSION-RATE EQUITY SECURITY UNITS

Ladies and Gentlemen:

      We have acted as counsel to Solectron Corporation, a Delaware corporation (the "Company"), in connection with (i) the Company's registration statement on Form S-3 (Registration No. 333-64454-01) filed by the Company pursuant to the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission (the "Commission") on July 2, 2001, as amended by Amendment No. 1 to such registration statement filed August 3, 2001 and by Amendment No. 2 to such registration statement filed August 28, 2001, and as declared effective on August 29, 2001 (the "Registration Statement"), and the related prospectus dated August 29, 2001, as supplemented by the prospectus supplement dated December 20, 2001 (the final prospectus, in the form filed with the Commission pursuant to Rule 424(b) of the rules and regulations under the Act, the "Prospectus"), relating to the offering by the Company of its 7.25% Adjustable Conversion-Rate Equity Security Units, each such Unit initially consisting of a purchase contract (a "Purchase Contract") and a debenture (a "Debenture") (such Units, the "Securities"), and (ii) the Underwriting Agreement, dated December 20, 2001 (the "Underwriting Agreement"), by and among the Company and Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, Bank of America Securities LLC and J.P. Morgan Securities Inc. (the "Underwriters"), pursuant to which the Underwriters purchased from the Company on the date hereof 40,000,000 Units and pursuant to which the Underwriters may, at their election, purchase up to an additional 4,000,000 Units. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

      As such counsel, we have examined originals, certified copies or copies otherwise identified to us as being true copies of the originals, of the following:

      a.    The Underwriting Agreement;

      b. The Purchase Contract Agreement, dated as of December 27, 2001 (the "Purchase Contract Agreement"), between the Company and State Street Bank and Trust Company of California, N.A. ("State Street Bank"), as purchase contract agent (the "Purchase Contract Agent");
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      c.    The Subordinated Debt Securities Indenture, dated as of December 27,
            2001 (the "Base Indenture"), between the Company and State Street Bank, as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture, dated as of December 27, 2001 (the "First Supplemental Indenture") (the Base Indenture, as so supplemented, the "Indenture");

      d. The Pledge Agreement, dated as of December 27, 2001 (the "Pledge Agreement"), among the Company, the Purchase Contract Agent and U.S. Bank N.A., as collateral agent and as custodial agent;

      e. The Pledge Agreement, dated as of December 27, 2001 (the "Interest Pledge Agreement"), between the Company and the Trustee, and the Control Agreement, dated as of December 27, 2001 (the "Control Agreement"), among the Company, the Trustee and State Street Bank, in its capacity as a securities intermediary and depository bank;

      f.    Specimen forms of the Securities;

      g. The Certificate of Incorporation of the Company, as amended through the date of this letter (the "Certificate of Incorporation"), and the Bylaws of the Company, as amended through the date of this letter (the "Bylaws"), each as certified by the Secretary of the Company; and

      h. Resolutions of the Board of Directors of the Company with respect to the transactions covered by the opinions contained herein and resolutions of the Pricing Committee of the Board of Directors of the Company with respect to the issuance of the Securities, as certified by the Secretary of the Company.

The Purchase Contract Agreement, the Indenture, the Pledge Agreement, the Interest Pledge Agreement and the Control Agreement are sometimes referred to collectively in this opinion letter as the "Ancillary Agreements."

      In addition, we have obtained from public officials and from officers of the Company such other certificates and assurances, and we have examined such corporate records of the Company, as we have considered necessary or appropriate for the purpose of rendering the opinions contained in this letter.

      We have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, factual matters and representations and warranties contained in the records, documents, instruments and certificates we have reviewed, except to the extent any such representations and warranties constitute legal conclusions specifically covered in our opinions set forth below; (d) the conformity of the issuance and sale of the Securities to the manner stated in the Registration Statement and the
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Prospectus and the compliance of such issuance and sale with applicable federal and state securities laws; (e) except as specifically covered in the opinions set forth below, the due authorization, execution and delivery on behalf of the respective parties thereto of documents referred to herein and the legal, valid and binding effect thereof on such parties; and (f) due authentication of the Purchase Contracts by the Purchase Contract Agent and authentication of the Debentures by the Trustee. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and the Underwriters.

      Members of our firm are admitted to the Bar of the States of California and New York, and the opinions expressed herein are limited in all respects to existing laws of the State of California, laws of the State of New York, Federal laws of the United States, and the General Corporation Law of the State of Delaware. Our opinions are limited to such laws as, in our experience, are normally applicable to the transactions of the type contemplated by the Underwriting Agreement, the Securities and the Ancillary Agreements.

      As to the validity and binding effect and enforceability of the Securities, our opinions assume that the existing laws of the State of New York apply and we express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers, conveyances or preferences, (ii) rights to indemnification and contribution which may be limited by applicable law or equitable principles, or (iii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable relief, and limitations on rights of acceleration, whether considered in a proceeding in equity or at law.

      On the basis of the foregoing and subject to the limitations and qualifications set forth herein, we advise you that in our opinion:

      1. The Securities have been duly authorized, executed, issued and delivered by the Company. The Securities constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, and the Purchase Contracts will be entitled to the benefits provided by the Purchase Contract Agreement and the Debentures will be entitled to the benefits provided by the Indenture.

      2. The shares of Common Stock issuable pursuant to the Purchase Contracts have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Ancillary Agreements against payment of the purchase price therefor, will be legally issued, fully paid and non-assessable.
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      This letter is furnished to you solely for use in connection with the
Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose, or relied upon by any other person, without our express written permission. We consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement. In giving such consent, we do not admit that we fall within the category of persons whose consent is required under Section 7 of the Act, or that we are "experts," as that term is used in the Act or in the rules and regulations of the Commission thereunder, with respect to any part of the Registration Statement, including this letter as an exhibit or otherwise.

                                       Very truly yours,

                                       /s/ Wilson Sonsini Goodrich & Rosati

                                       WILSON SONSINI GOODRICH & ROSATI,
                                       Professional Corporation